UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 7, 2007

SFG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13635	13-3208094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 705 - 4201

255 Executive Drive, Suite 408, Plainview, New York 11803
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors of Certain Officers; Election of Directors, Appointment of certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2007, SFG Financial Corporation, a Delaware corporation (the “Company”), issued warrants (the “Warrants”) to purchase two million (2,000,000) shares of the Company’s common stock, $0.001 par value (“Common Stock”) (post a contemplated reverse stock split) to Leonard A. Neuhaus, the Company’s President and Chief Executive Officer. The warrants have a ten year term and can be exercised on a cashless basis in connection with his employment with the Company. The exercise price of the warrants is $0.001 per share.

Also, on November 7, 2007, the Company agreed to amend the warrant to purchase two million (2,000,000) shares of Common Stock issued to Ralph Balzano, the Chairman of the Board of Directors in September 2006, to reduce the strike price from $0.01 to $.001 per share and to add a cashless exercise provision.

Item 9.01 Exhibits

(d)	Exhibits

Number	Description
4.1	Form of Warrant

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SFG FINANCIAL CORPORATION

Dated: November 14, 2007	By:	/s/ LEONARD NEUHAUS
Leonard Neuhaus
President and CEO

EXHIBIT INDEX

Number	Description

4.1	Form of Warrant